EXHIBIT 10.1  ASSET PURCHASE AGREEMENT





                            ASSET PURCHASE AGREEMENT


            THIS AGREEMENT is made effective this 29th day of April, 2009


BETWEEN:

            KEN LOGAN, of 1 Hunter St. East, Suite G100, Hamilton, Ontario L8N
      3W1

            (the "Vendor")

                                                               OF THE FIRST PART

AND:
            LOGAN  SOUND INC., a company incorporated pursuant to the laws
            of Nevada   with an office located at 1 Hunter St. East, Suite
            G100, Hamilton, Ontario L8N 3W1;

            (the "Purchaser")

                                                              OF THE SECOND PART

WHEREAS:

A. The Vendor is the owner of a 100% interest in all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah-anti-wah guitar effects pedal, including, without limitation, the assets described in Schedule "A" hereto (collectively, "the Assets");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets upon the following terms and conditions; and

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.          VENDOR'S REPRESENTATIONS

            The Vendor represents and warrants to the Purchaser now and at the Closing Date that:

      (a) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the Assets to the Purchaser;


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      (b)   the  performance  of this Agreement will not be in violation of  any
            Agreement to which the Vendor is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Vendor and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Assets;

      (c) the Vendor has good and marketable title to the Assets, all of which are free and clear of all liens, charges and encumbrances, and all of which Assets are in the possession of or under the control of the Vendor;

      (d) there has been no act of God, damage, destruction, loss, labour disruption or trouble, or other event (whether or not covered by insurance) materially and adversely affecting any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Vendor's business operations;

      (e)   the Vendor holds, and shall transfer to the Purchaser at the Closing
            Date,  all  permits,  licences,  registrations   and  authorizations
            necessary to own and operate the Assets and carry on its business;

      (f) the Assets constitute all of the rights, assets and properties that are usually and ordinarily used or held for use in connection with or otherwise related to the operation of the Vendor's business;

      (g) the Vendor has not, directly or indirectly, engaged or entered into any transaction or incurred any liability or obligation which might materially and adversely affect any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Vendor's business;

            (h) there is no indebtedness of the Vendor to any person which might, by operation of law or otherwise, now or hereafter constitute or be capable of forming an encumbrance upon any of the Assets and there is no indebtedness of any kind whatsoever relating to the business in respect of which the Purchaser may become liable on or after the Closing Date (as defined herein);

      (i) no action, suit, judgment, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or governmental authority is in process, or pending or threatened, against or relating to the Vendor's business or any of the Assets and no state of facts exists which could constitute the basis therefor;

      (j) the Vendor's business complies with all applicable laws, including all environmental, health and safety statutes and regulations;

      (k)   there   is   no   written,  verbal  or  implied  agreement,  option,
            understanding or

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            commitment or any right  or privilege capable of becoming any of the same, for the purchase from the Vendor of its business or any of the Assets, other than purchase orders accepted by the Vendor in the usual and ordinary course of the operation of its business;

      (l) none of the Assets is in any respect infringing the right of any person under or in respect of any patent, design, trade mark, trade name, copyright or other industrial or intellectual property; and

      (m) the Vendor does not have any information or knowledge of any fact relating to the Vendor's business, the Assets or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Assets or the organization, operations, affairs, properties, prospects or financial condition or position of the business.

2.    PURCHASER'S REPRESENTATIONS

            The Purchaser represents and warrants to the Vendor now and at closing that:

      (a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada;

      (b) as of the date of this Agreement, the Purchaser's authorized share capital consists of 75,000,000 shares of common stock with a par value of $0.0001 per share;

      (c) 1,600,000 common shares are issued and outstanding as fully paid and non-assessable shares. No other person has any written or verbal agreement or option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of securities in the capital of the Purchaser;

      (d) the Vend-In Shares (as defined herein) will, upon issuance, be validly issued, non-assessable and free and clear of all liens, charges and encumbrances;

      (e) the Articles and Bylaws of the Purchaser permit its to carry on its present and intended businesses, including the business currently conducted by the Vendor;

      (f) The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of the directors and shareholders of the Purchaser held since incorporation;

      (g)   the Purchaser has no knowledge of any:

            (i) actions, suits, investigations or proceedings against the Purchaser which are in progress, pending or threatened;


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            (ii)  outstanding judgments of any kind against the Purchaser; or

            (iii) occurrences  or  events  which  have, or might  reasonably  be expected to have, a material adverse effect on the Purchaser's intended business.

            (h) There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving the Purchaser. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of the Purchaser's knowledge, no investigation by any governmental agency, pertaining to the Purchaser or its assets is pending or has been threatened against the Purchaser which could adversely affect the financial condition or prospects of the Purchaser or the conduct of the business thereof or any of the Purchaser's assets or materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

3.          EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of the Vendor and the Purchaser (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Assets by the Purchaser.

3.2 The Parties will indemnify and save each other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

4.          PURCHASE AND SALE OF ASSETS

            The Purchaser hereby agrees to purchase from the Vendor and the Vendor hereby agrees to sell to the Purchaser an undivided 100% right, title and interest in and to the Assets in consideration of the Purchaser and delivering to the Vendor at Closing a certificate representing 4,000,000 shares of restricted common stock in its capital.

5.          CLOSING

            The sale and purchase of the Assets shall be closed at the office of the Purchaser on April 29, 2009 or on such other date or at such other place as may be agreed upon by the parties (the "Closing Date" or "Closing").

6.                CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

            Each and every obligation of the Vendor to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Vendor:

            (a) The representations and warranties made by the Purchaser in this Agreement shall

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            be  true and correct on and as of the Closing  Date  with  the  same effect as though such representations and warranties had been made or given by the Closing Date; and

            (b)   The Purchaser shall deliver to the Vendor:

                         (i) a certificate representing 4,000,000 shares of restricted common stock (the "Shares") in the capital stock of the Purchaser registered in the name of the Vendor; and

                         (iii) a copy of resolutions of the Purchaser's Board of
                  Directors authorizing the execution of this Agreement, the acquisition of the Assets, and the issuance of the Shares.

7.                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

            Each and every obligation of the Purchaser to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Purchaser:

            (a) The representations and warranties made by the Vendor in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

            (b) The Vendor shall deliver to the Purchaser a bill of sale evidencing the sale and transfer of title to the Assets from the Vendor to the Purchaser.

8.          FURTHER ASSURANCES

            The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

9.          ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

10.         TIME OF ESSENCE

            Time shall be of the essence of this Agreement.



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11.         TITLES

            The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.         SEVERABILITY

            If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.         APPLICABLE LAW

            The situs of the Agreement is Hamilton, Ontario, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of Ontario. The parties agree to attorn to the jurisdiction of the Courts of the Province of Ontario.

14.         ENUREMENT

            This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

            IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


                                             LOGAN SOUND INC.

/S/ KEN LOGAN                                PER: /S/ KEN LOGAN
_______________________________              _________________________________
KEN LOGAN                                   AUTHORIZED SIGNATORY

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                                  SCHEDULE "A"

             TO THAT CERTAIN AGREEMENT MADE AS OF APRIL 29TH, 2009
                    BETWEEN KEN LOGAN AND LOGAN SOUND INC.

                                 LIST OF ASSETS

* the know-how and any intellectual property rights relating to the wah-anti-wah guitar effects pedal including, the sole and exclusive right to manufacture, modify, distribute, market and sell the wah-anti-wah pedal (the Purchaser hereby acknowledges that the Vendor has not applied for any intellectual property protection of its product or any related aspects, including any logos or potential trademarks).

* all inventory components, parts and finished products, as well as all equipment and supplies relating to the wah-anti-wah guitar effects pedal

* the Internet website relating to the wah-anti-wah guitar effects pedal, including all written and graphical content

*     all goodwill related to the wah-anti-wah guitar effects pedal

* all receivables and prepaid expenses relating to the wah-anti-wah guitar effects pedal business

* all material contracts and customer lists relating to wah-anti-wah guitar effects pedal business

*     the books and records of the wah-anti-wah guitar effects pedal business

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